Exhibit 99.1

Kulicke & Soffa Pte Ltd 23A Serangoon North Avenue 5 #01-01 K&S Corporate Headquarters Singapore 554369
+65-6880-9600 main +65-6880-9580 fax www.kns.com Co. Regn. No. 199902120H

Kulicke & Soffa Reports First Quarter 2016 Results

Singapore – February 3, 2016 – Kulicke and Soffa Industries, Inc. (NASDAQ: KLIC) (“Kulicke & Soffa”, “K&S” or the “Company”) today announced results for its first fiscal quarter ended January 2, 2016.

Quarterly Results
	Fiscal Q1 2016	Change vs. Fiscal Q1 2015	Change vs. Fiscal Q4 2015
Net Revenue	$108.5 million	up 1.0%	down 8.9%
Gross Profit	$50.4 million	down 7.9%	down 13.4%
Gross Margin	46.5%	down 440 bps	down 240 bps
Income from Operations	$(1.7) million	down 117.5%	down 203.5%
Operating Margin	(1.6)%	down 1060 bps	down 300 bps
Net Income	$(0.1) million	down 101.2%	down 100.9%
Net Margin	(0.1)%	down 740 bps	down 830 bps
EPS – Diluted	$—	down 100.0%	down 100.0%

Jonathan Chou, Kulicke & Soffa's Interim Chief Executive Officer, Chief Financial Officer, stated, “Throughout this period of industry softness our entire organization continues to be extremely disciplined on managing costs while we maintain our aggressive development efforts within both our core and emerging advanced packaging opportunities. Ongoing feature releases within our existing equipment and expendable tools businesses as well as market acceptance of our recently introduced thermo-compression tools are testaments to our focus on development and also our traction on expanding reach into new served markets."

Due to cost-containment efforts as well as favorable one-time operating and tax benefits, the Company was able to come in below its prior break-even expectation. During the fourth quarter 2015 earnings call, break-even revenue for the first quarter was anticipated to be $125 million.

First Quarter Fiscal 2016 Key Product Trends

•	Ball bonder equipment net revenue decreased 4.5% from the September quarter.

•	93.3% of ball bonder equipment was sold as copper capable.

•	Wedge bonder equipment net revenue increased by 0.2% over the September quarter.

•	Advanced Packaging Mass Reflow net revenue decreased by 28.4% from the September quarter, due to industry seasonality and delayed customer deliveries.

First Quarter Fiscal 2016 Financial Highlights

•	Net revenue of $108.5 million.

•	Gross margin of 46.5%.

•	Net loss of $(0.1) million or $0.00 per share.

•	Cash and cash equivalents were $492.9 million as of January 2, 2016.

•	Through the first fiscal quarter 7.7 million shares, equivalent to 9.9% of weighted average shares outstanding, had been repurchased since the stock repurchase program's August 2014 initiation.

Second Quarter Fiscal 2016 Outlook

The Company currently expects net revenue in the second fiscal quarter of 2016 ending April 2, 2016 to be approximately $130 million to $140 million.
Looking forward, Jonathan Chou commented, “Stabilizing inventory levels throughout the industry combined with our improved short-term guidance support our view of a recovering market environment. This improving external condition along with our ongoing focus on cost efficiency, prudent capital deployment, targeted development and the initial acceptance of our thermo-compression tool collectively demonstrate our comprehensive effort and execution in driving long-term, sustainable growth."

Earnings Conference Call Details

A conference call to discuss these results will be held today, February 3, 2016, beginning at 8:00 am (EST). To access the conference call, interested parties may call +1-877-407-8037 or internationally +1-201-689-8037. The call will also be available by live webcast at investor.kns.com.

A replay will be available from approximately one hour after the completion of the call through February 10, 2016 by calling toll-free +1-877-660-6853 or internationally +1-201-612-7415 and using the replay ID number of 13628261. A webcast replay will also be available at investor.kns.com.

About Kulicke & Soffa

Kulicke & Soffa (NASDAQ: KLIC) is a global leader in the design and manufacture of semiconductor, LED and electronic assembly equipment. As a pioneer in this industry, K&S has provided customers with market leading packaging solutions for decades. In recent years, K&S has expanded its product offerings through strategic acquisitions and organic development, adding advanced packaging, advanced SMT, wedge bonding and a broader range of expendable tools to its core ball bonding products. Combined with its extensive expertise in process technology, K&S is well positioned to help customers meet the challenges of assembling the next-generation semiconductor and LED devices. (www.kns.com)

Caution Concerning Results and Forward Looking Statements

In addition to historical statements, this press release contains statements relating to future events and our future results. These statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and include, but are not limited to, statements that relate to our future revenue, sustained, increasing, continuing or strengthening demand for our products, the continuing transition from gold to copper wire bonding, replacement demand, our research and development efforts, our ability to identify and realize new growth opportunities and our ability to control costs. While these forward-looking statements represent our judgments and future expectations concerning our business, a number of risks, uncertainties and other important factors could cause actual developments and results to differ materially from our expectations. These factors include, but are not limited to: the risk that customer orders already received may be postponed or canceled, generally without charges; the risk that anticipated customer orders may not materialize; the risk that our suppliers may not be able to meet our demands on a timely basis; the volatility in the demand for semiconductors and our products and services; a substantial completion of transition from gold to copper wire bonding by the industry, volatile global economic conditions, which could result in, among other things, sharply lower demand for products containing semiconductors and for the Company’s products, and disruption of capital and credit markets; the risk of failure to successfully manage our operations; acts of terrorism and violence; risks, such as changes in trade regulations, currency fluctuations, political instability and war, which may be associated with a substantial non-U.S. customer and supplier base and substantial non-U.S. manufacturing operations; and the factors listed or discussed in Kulicke and Soffa Industries, Inc. 2015 Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission. Kulicke and Soffa Industries, Inc. is under no obligation to (and expressly disclaims any obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contacts:

Kulicke & Soffa Industries, Inc.
Joseph Elgindy
Investor Relations & Strategic Initiatives
P: +1-215-784-7518
P: +31-40-272-3016
F: +1-215-784-6180
investor@kns.com

KULICKE & SOFFA INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share and employee data)
(Unaudited)

	Three months ended
	January 2, 2016	December 27, 2014
Net revenue	$108,534	$107,438
Cost of sales	58,113	52,704
Gross profit:	50,421	54,734
Operating expenses:
Selling, general and administrative	24,364	24,098
Research and development	24,194	19,581
Amortization of intangible assets	1,666	1,329
Restructuring	1,902	—
Total operating expenses	52,126	45,008
(Loss) / Income from operations:	(1,705)	9,726
Other income (expense):
Interest income	622	262
Interest expense	(273)	(303)
(Loss) / Income from operations before income taxes	(1,356)	9,685
Income taxes (benefit) / expense	(1,265)	1,843
Net (loss) / income	$(91)	$7,842

Net (loss) / income per share:
Basic	$—	$0.10
Diluted	$—	$0.10

Weighted average shares outstanding:
Basic	70,738	76,888
Diluted	70,738	77,432

	Three months ended
Supplemental financial data:	January 2, 2016	December 27, 2014
Depreciation and amortization	$4,051	$3,556
Capital expenditures	1,394	2,253
Equity-based compensation expense:
Cost of sales	128	128
Selling, general and administrative	(770)	2,499
Research and development	704	808
Total equity-based compensation expense	$62	$3,435

	As of
	January 2, 2016	December 27, 2014
Backlog of orders [1]	$83,203	$60,545
Number of employees	2,486	2,327

1.	Represents customer purchase commitments. While the Company believes these orders are firm, they are generally cancellable by customers without penalty.

KULICKE & SOFFA INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	As of
	January 2, 2016	October 3, 2015
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$492,935	$498,614
Accounts and notes receivable, net of allowance for doubtful accounts of $621 and $621 respectively	108,628	108,596
Inventories, net	69,648	79,096
Prepaid expenses and other current assets	17,340	16,937
Deferred income taxes	—	4,126
TOTAL CURRENT ASSETS	688,551	707,369

Property, plant and equipment, net	52,076	53,234
Goodwill	81,272	81,272
Intangible assets	55,805	57,471
Other assets	6,388	5,120
TOTAL ASSETS	$884,092	$904,466

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	33,741	25,521
Accrued expenses and other current liabilities	36,810	45,971
Income taxes payable	1,353	2,442
TOTAL CURRENT LIABILITIES	71,904	73,934

Financing obligation	16,508	16,483
Deferred income taxes	29,455	33,958
Other liabilities	11,219	10,842
TOTAL LIABILITIES	129,086	135,217

SHAREHOLDERS' EQUITY
Common stock, no par value	492,226	492,339
Treasury stock, at cost	(137,696)	(124,856)
Retained earnings	402,772	402,863
Accumulated other comprehensive income	(2,296)	(1,097)
TOTAL SHAREHOLDERS' EQUITY	755,006	769,249

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$884,092	$904,466

KULICKE & SOFFA INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three months ended
	January 2, 2016	December 27, 2014
Net cash provided by operating activities	$7,694	$46,442
Net cash used in investing activities	(1,612)	(4,176)
Net cash used in financing activities	(12,425)	(7,621)
Effect of exchange rate changes on cash and cash equivalents	664	(36)
Changes in cash and cash equivalents	(5,679)	34,609
Cash and cash equivalents, beginning of period	498,614	587,981
Cash and cash equivalents, end of period	$492,935	$622,590